Exhibit 99.2

Video Transcript

Hi there. My name is Tom Lee and I’m the Chairman of the Board of BitMine Immersion Technologies, and this is our chairman’s message for the month of November 2025.

If you’re not familiar with BitMine, ticker, BMNR, we are building the world’s premier Ethereum Treasury, and we have a slogan, the Alchemy of 5%, because we want to acquire 5% of the Ethereum network, tokens ETH and act as an important bridge between the Ethereum ecosystem and Wall Street.

In today’s message, I’m covering four topics. The first is the Bitcoin price cycle and why we don’t think it’s likely at play any longer. So, you wonder what is the Bitcoin four-year price cycle? Well, it is something that is hard to explain, but if you look at Bitcoin’s price since 2010. We’ve marked it with the green lines.

There have been 3.91-year cycles, and at the end of those cycles is a one-year bear market. Now, why is this happening? In the past, I would’ve said it was because the halving cycle, which happens roughly every four years, but there’s other possible explanations. It could be monetary policy related to M2 and fed action.

It could be a speculation cycle related to margin debt. And keep in mind, Bitcoin until the last couple of years was retail only. But it’s different today because of institutional investors. But it could be industrial related. It could be that there’s an interplay between gold and Bitcoin and copper.

In other words, an industrial activity ratio. And finally, it could be business cycle related too. Let’s examine these five possible explanations. The halving is when the Bitcoin block reward is cut in half, it does reduce supply. In the past I would’ve said that this could explain Bitcoin’s price action.

And as you can see, the halvings occur here. Now again, I would’ve bought into that view, except in the last few years there’s a new source of flows, which did not exist for much of Bitcoin history, which is institutional adoption and possible government adoption of bitcoin. And another reason I’m not necessarily believing this is that there’s a lot of other things that are in a four-year cycle.

Presidential cycles, leap years, Olympics, FIFA, you know, the World Cup and Rugby, et cetera. Let’s switch to monetary policy liquidity. That could explain things, you know, whether it’s the fed cutting rates, quantitative easing. I think those are, in the near term, definitely important factors, but do they explain the four-year cycle?

We could look at M2 supply and see if that explains four-year cycles. In other words, is there a monetary cycle of four years? Well, the reality is if you look at the peak Bitcoin prices, it has not been affected by fed liquidity. I don’t think that’s the explanation. Let’s talk about retail margin debt.

Now, this could explain something because we know retail investors were buying Bitcoin in the early days, and they continue to, but they’re not the only source of flows today, as we can see, A lot of this is institutional money, but you can go to FINRA, get the margin debt, and this is what the chart looks like.

I think it looks a little cyclical. And in fact, if I overlay this with Bitcoin’s price, they do look somewhat related. But here’s the thing. The peaks don’t match up. Bitcoin enters a bear market even as margin debt is still going up. I don’t think margin debt really explains Bitcoin’s peaks.

That gets us to copper versus gold. Someone on Twitter posted this named AO BTC Analyst, and I thought it was interesting. This is saying, is there a copper gold ratio marking Bitcoin’s relationships. Here’s why that’s interesting. Okay? Copper versus gold is a measure of industrial activity versus a fixed monetary base.

When industrial activity is peaking, that’s a high copper to gold ratio. Could that signal a peak in Bitcoin’s prices? Well, let’s overlay that chart, and if we look at the peaks in that ratio. In fact, it does correspond very well with the peak in Bitcoin prices. I think that this is actually very explanatory but look at the current ratio.

It’s not signaling a top. And let’s think about ISM manufacturing. Along that same line, ISM is really the most important measure of US industrial activity. When that index is above 50, the economy’s expanding, and when it’s below 50, it’s in contraction. The business cycle peaks are marked here.

Current reading is 48.7, so the ISM says we’re not solidly in expansion territory, and of course, nowhere near a peak. Well, how does that compare to Bitcoin’s price? If you look at the peak in the ISMs. They do correspond really well with Bitcoin’s peak and price. In fact, four of four times, the major highs in Bitcoins corresponded to an ISM high, but ISM is not signaling a top.

Currently, it’s still well below 50. Here’s our take. I think the halving cycle worked in the past, but I think there’s too many things that are four years. The monetary policy cycle really doesn’t explain the four-year cycle. It explains Bitcoin in the short term, on a four-year basis.

The speculation cycle doesn’t really work because it only explained one of three margin cycles for bitcoin. But this gold versus Bitcoin versus copper, yes, it does seem to really be explanatory, and it’s telling us we’re not really near a top because industrial activity isn’t peaking. And then finally, when it comes to the business cycle, at ISM, I think it is actually quite explanatory.

And again, not a sign of a top. Our takeaway is the Bitcoin price cycle actually seems to follow industrial activity and gold, and the message currently is. I wouldn’t be giving up on Bitcoin and assuming the price has already peaked. Okay, well, let’s talk about Ethereum for a moment. Now, Ethereum, is continuing to trade in this large basis we’re highlighting here, but as you know, crypto suffered a massive liquidation on October 10th, and we’ve pointed out that the languishing of crypto prices in the past two weeks since October 10th, has the signs of a market maker or maybe more than one having a problem with their balance sheet.

That means they need to raise capital. They’re of course not taking risks and providing liquidity to markets. And of course, that means sharks are circling because they know there is price vulnerability.

They’re going to try to force prices down because that would create further problems and, and that’s where the asymmetry is until the market makers fix their balance sheets. That takes time. Sharks are circling. But this is the message to me. I just wouldn’t be using leverage. I don’t think this means crypto is broken.

And in fact, as you can see on CoinMarketCap’s, crypto fear and greed index, we’re at an extreme fear reading right now. These are levels that you saw at the April tariff lows, so I don’t think this is a time to panic. And of course, positive things keep happening on the blockchain. This is Ethereum’s block space at an all-time high, or stablecoin creations on Ethereum are an all-time high and, and many crypto experts are talking about why Ethereum is really where a lot of people are building.

This takes me back to the fact that I think Ethereum in 2025 is having its 1971 moment. Many companies are building projects on Ethereum, and most of the value in terms of tokenized assets are taking place on Ethereum. And that tells me that Ethereum’s price to Bitcoin ratio should start to get to, it’s at least its eight-year average and probably get to an all-time high.

And that means that if Ethereum gets to its eight-year average price that’s about 12,000 Ethereum. Ethereum is really undervalued currently. And if it gets to the 2021 high ratio, that’s 22,000 Ethereum. And of course, if Ethereum becomes the payment rails of the future, that’s $62,000 Ethereum.

You can see Ethereum, and its current prices are drastically undervalued. That gets us to the third topic, which is tokenization. Now, you’ve heard a lot of people talk about tokenization, but I want to explain why it’s a huge unlock. Okay. Larry Fink says we’re at the beginning of tokenizing all assets.

I mean, he’s talking about stocks, bonds, and Vlad at Robinhood is saying the same thing. Now, there’s five reasons why tokenization is important, okay? It’s fractional ownership. It reduces cost and efficiency for managing securities. Therefore, it’s better for the investor. It allows 24/7 global trading.

You get a lot more transparency and security, and hopefully over time you get increased liquidity. What does this mean? Well, it means that in 1971, Wall Street was in its earliest stages of innovation. We are here today, 2025, but tokenization of Ethereum is going to take us into the future. What is tokenization?

Let’s just take a Rembrandt painting to illustrate and to tokenize it. We can break it into a com. Its components. Okay. And in theory, someone could just say, if they’re doing fractional ownership, they just want to own this part of the Rembrandt. Okay. That is fractional ownership. But you can also factor on the blockchain.

And what does factorize mean? Well, it means taking the painting. Then breaking it into its base colors. Okay? And therefore, you can do that with a business. Let me give you an example of Tesla and unlocking Tesla, by factorizing it. You can time tokenize Tesla, which means you can buy the earnings on a specific date in the future.

You can product tokenize. You can buy the present value of a specific product stream. You can even geographically tokenize. You can buy the present value of a regional portion of Tesla sales, or you can financial statement tokenize. Now, why am I pointing this out? You need liquidity to create these, but you also need smart contracts, a lot of good technology and a lot of good code, and that’s what’s happening on the blockchain.

Here’s an example of time tokenization. Tesla’s stock price is really the sum of all future earnings. We know that, for instance, Elon’s going to get a 10-year pay package worth a trillion dollars if he delivers value for Tesla’s shareholders. Well, what does that mean? That means that you may only want to buy Tesla’s earnings in 2036 when he gets the payoff.

Well, that’s an example of time tokenization. Now there’s a second way to look at this, which is product tokenization. Tesla is comprised of the present value of its various streams of EV, robotaxis, prime robots, FSD, solar, and of course, the future, which is Elon’s brain. Someone may only want to buy Elon’s brain, and therefore a tokenized Tesla is a bet on that versus everything else.

You get the picture. And finally, on digital asset treasury fundamentals. We’ve talked about this many times, so I’ll cover this quickly. There are many ways to increase Ethereum per share. You know, issuing stock at a premium, using equity linked securities, income from operations, earning staking rewards, and acquiring other DATs.

And crypto, Ethereum treasury companies are crypto infrastructure businesses. Ethereum is a proof of stake blockchain. Ethereum generates a staking yield and staking is securing the network. It is an important function that one would do by staking, and of course, eventually stable coin issuers and those tokenizing real world assets are going to want to stake ETH because they’re going to want to have some governance and, and that’s again, providing network security.

As you look at our roadmap, we are getting involved with the community. We are going to do moonshots and of course, work our way towards the Alchemy of 5%. Thank you for listening.

Forward Looking Statements

This transcript contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This document specifically contains forward-looking statements regarding progress and achievement of the Company’s goals regarding ETH acquisition and staking, the long-term value of Ethereum, continued growth and advancement of the Company’s Ethereum treasury strategy and the applicable benefits to the Company. In evaluating these forward-looking statements, you should consider various factors, including BitMine’s ability to keep pace with new technology and changing market needs; BitMine’s ability to finance its current business, Ethereum treasury operations and proposed future business; the competitive environment of BitMine’s business; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond BitMine’s control, including those set forth in the Risk Factors section of BitMine’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on December 9, 2024, as well as all other SEC filings, as amended or updated from time to time. Copies of BitMine’s filings with the SEC are available on the SEC’s website at www.sec.gov. BitMine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About BitMine

BitMine is a Bitcoin and Ethereum Network Company with a focus on the accumulation of Crypto for long-term investment, whether acquired by our Bitcoin mining operations or from the proceeds of capital raising transactions. Company business lines include Bitcoin Mining, synthetic Bitcoin mining through involvement in Bitcoin mining, hashrate as a financial product, offering advisory and mining services to companies interested in earning Bitcoin denominated revenues, and general Bitcoin advisory to public companies. BitMine’s operations are located in low-cost energy regions in Trinidad; Pecos, Texas; and Silverton, Texas.

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